Schwartz Levitsky Feldman llp CHARTERED ACCOUNTANTS LICENSED PUBLIC ACCOUNTANTS TORONTO • MONTREAL	Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the incorporation by reference in the Registration Statement of Pacific Copper Corp. (the “Company”) on Form S-8 and the use of our opinion dated January 16, 2007 on the financial statements of the Company for the fiscal years ended October 31, 2006 and 2005 and for the cumulative period ended October 31, 2006.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada June 14, 2007	Chartered Accountants Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
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